 CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our name under the caption “Counsel” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A for ND Tax-Free Fund, Inc. (File No. 33-25138).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:  /s/ Bibb L. Strench

            Bibb L. Strench

April 29, 2005